Exhibit 8.1

LIST OF SUBSIDIARIES

	Consolidated subsidiaries	Jurisdiction of Incorporation
1.	Korea Hydro & Nuclear Power Co., Ltd.	Korea
2.	Korea South-East Power Co., Ltd.	Korea
3.	Korea Midland Power Co., Ltd.	Korea
4.	Korea Western Power Co., Ltd.	Korea
5.	Korea Southern Power Co., Ltd.	Korea
6.	Korea East-West Power Co., Ltd.	Korea
7.	KEPCO Engineering & Construction Company, Inc.	Korea
8.	KEPCO Plant Service & Engineering Co., Ltd.	Korea
9.	KEPCO Nuclear Fuel Co., Ltd.	Korea
10.	KEPCO KDN Co., Ltd.	Korea
11.	Garorim Tidal Power Plant Co., Ltd.	Korea
12.	Korea Engineering & Power Services Co., Ltd.	Korea
13.	Dongducheon Dream Power Co., Ltd.	Korea
14.	KEPCO International Hong Kong Ltd.	Hong Kong
15.	KEPCO International Philippines Inc.	Philippines
16.	KEPCO Gansu International Ltd.	Hong Kong
17.	KEPCO Philippines Holdings Inc.	Philippines
18.	KEPCO Philippines Corporation	Philippines
19.	KEPCO Iliyan Corporation	Philippines
20.	KEPCO Lebanon SARL	Lebanon
21.	KEPCO Neimenggu International Ltd.	Hong Kong
22.	KEPCO Shanxi International Ltd.	Hong Kong
23.	KOMIPO Global Pte Ltd.	Singapore
24.	KEPCO Canada Energy Ltd.	Canada
25.	KEPCO Netherlands B.V.	Netherlands
26.	KOREA Imouraren Uranium Investment Ltd.	France
27.	KEPCO Australia Pty., Ltd.	Australia
28.	KOSEP Australia Pty., Ltd.	Australia
29.	KOMIPO Australia Pty., Ltd.	Australia
30.	KOWEPO Australia Pty., Ltd.	Australia
31.	KOSPO Australia Pty., Ltd.	Australia
32.	KEPCO Middle East Holding Company	Bahrain
33.	Qatrana Electric Power Company	Jordan
34.	KHNP Canada Energy Inc.	Canada
35.	KEPCO Bylong Australia Pty., Ltd.	Australia
36.	Korea Waterbury Uranium Limited Partnership	Canada
37.	KEPCO Canada Uranium Investment Limited Partnership	Canada
38.	Sylardus Holding B.V.	Netherlands
39.	Akkuyu Finance B.V.	Netherlands
40.	Akkuyu Fuel B.V.	Netherlands
41.	Akkuyu Operations B.V.	Netherlands
42.	Korea Electric Power Nigeria Ltd.	Nigeria
43.	KEPCO Holdings de Mexico	Mexico
44.	KST Electric Power Company	Mexico
45.	KEPCO Energy Service Company	Mexico
46.	KEPCO Netherlands S3 B.V.	Netherlands
47.	PT. KOMIPO Pembangkitan Jawa Bali	Indonesia

	Consolidated subsidiaries	Jurisdiction of Incorporation
48.	PT. Cirebon Power Service	Indonesia
49.	KOWEPO International Corporation	Philippines
50.	KOSPO Jordan LLC	Jordan
51.	EWP Cebu Corporation	Philippines
52.	EWP Philippine Holdings Corporation	Philippines
53.	EWP America Inc.	United States of America (“USA”)
54.	EWP Renewable Co.	USA
55.	DG Fairhaven Power, LLC	USA
56.	DG Kings Plaza Holdings, LLC	USA
57.	DG Kings Plaza, LLC	USA
58.	DG Kings Plaza II, LLC	USA
59.	DG Whitefield, LLC	USA
60.	Springfield Power, LLC	USA
61.	KNF Canada Energy Limited	Canada
62.	PT KEPCO Resource Indonesia	Indonesia
63.	EWP Barbados 1 SRL	Barbados
64.	California Power Holdings, LLC	USA
65.	Gyeonggi Fuel Cell Power Plant Co., Ltd.	Korea
66.	PT. Tanggamus Electric Power	Indonesia
67.	Gyeongju Wind Power Co., Ltd.	Korea
68.	KOMIPO America Inc.	USA
69.	Boulder Solar Power, LLC	USA
70.	EWPRC Biomass Holdings, LLC	USA
71.	KOSEP USA, INC.	USA
72.	Nepal Water & Energy Development Company Pty Ltd.	Nepal
73.	PT. EWP Indonesia	Indonesia
74.	KOWEPO America LLC.	USA
75.	KEPCO Netherlands J3 B.V.	Netherlands
76.	Korea Offshore Wind Power Co., Ltd.	Korea
77.	EWP Barbados 2 SRL	Barbados
78.	Global One Pioneer B.V.	Netherlands
79.	Global Energy Pioneer B.V.	Netherlands
80.	KOSEP Wind Power, LLC.	USA
81.	Mira Power Limited	Pakistan

All of the foregoing entities do business under their respective names set forth above.

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